UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                Date of Report (Date of earliest event reported):
                                December 9, 1997

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                               ANGEION CORPORATION

             (Exact name of registrant as specified in its charter)

            Minnesota                  0-17019               41-1579150
(State or other of Incorporation)    (Commission          (I.R.S. Employer
                                     File Number)        (Identification No.)


3650 Annapolis Lane, Suite 120, Minneapolis, Minnesota       55447-5434
(Address of principal executive offices)                     (Zip Code)


                                 (612) 550-9388
              (Registrant's telephone number, including area code)


                                 Not applicable.
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

         On December 10, 1997, Angeion Corporation, a Minnesota corporation (the "Registrant") and ELA Medical, a French societe anonyme ("ELA") and indirect subsidiary of Synthelabo, a French societe anonyme (the "Investor"), announced the effectiveness of their relationship to market a full line of sophisticated tachyarrhythmia and bradycardia products. A copy of the press release announcing the effectiveness of this relationship, dated December 10, 1997, is attached as an exhibit to this Report and is incorporated herein by reference.

         In connection with the establishment of this relationship, the Registrant has entered into certain agreements with the Investor and its affiliates, including (i) an Amended and Restated Investment and Master Strategic Relationship Agreement ("Investment Agreement") between the Registrant and the Investor; (ii) a Limited Liability Company Agreement (the "Operating Agreement") between the Registrant and ELA Medical, Inc., a Delaware corporation and indirect, wholly-owned subsidiary of the Investor ("ELA Delaware"), relating to the establishment of Angellan Medical Systems, LLC, a Delaware limited liability company ("Angellan"); (iii) an Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement (the "Angellan Manufacturing and Supply Agreement") between the Registrant and Angellan; and (iv) an Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement (the "ELA Manufacturing and Supply Agreement") between the Registrant and ELA. In addition, in connection with the establishment of this relationship, the Registrant amended the Rights Agreement, dated as of April 8, 1996 (the "Rights Agreement"), between the Registrant and Norwest Bank Minnesota, N.A.

Investment Agreement.

         Pursuant to the Investment Agreement, the Investor agreed to purchase up to $30 million of the Registrant's common stock, $.01 par value per share ("Common Stock"), and the Registrant agreed to issue to the Investor warrants to purchase up to an additional $18 million of Common Stock. At the initial closing of the Investment Agreement, held on December 9, 1997, the Investor invested $15 million for 2,251,408 shares of Common Stock and a four-year warrant to purchase 1,350,845 shares of Common Stock for an aggregate exercise price of $9 million, with the number of shares subject to possible adjustments depending on the future market price of the Common Stock. Upon the achievement by the Company of certain milestones related to U.S. Food & Drug Administration approval of new implantable cardioverter defibrillator ("ICD") products and lead systems, the Investor will purchase up to an additional $15 million of Common Stock (in installments of $5 million) at a price equal to a premium of the then current market price formula with respect to the Common Stock. In connection with each installment of Common Stock purchased, the Investor will also receive additional warrants to purchase, at the applicable investment price, shares of Common Stock equal to 60% of the number of shares purchased.

         The Investment Agreement provides the Investor with certain pre-emptive rights, registration rights and anti-dilution protection and entitles the Investor to nominate one person to serve as a director of the Registrant. The Investor is also subject to certain standstill provisions that, among other things, limit the ability of the Investor to purchase Common Stock other than pursuant to the Investment Agreement, to solicit proxies or otherwise to seek to control the management of the Registrant for a period of time.

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Operating Agreement.

         Pursuant to the Operating Agreement, the Registrant and ELA Delaware established Angellan, a U.S. joint venture, to market and sell in the United States cardiac stimulation and related devices manufactured by ELA and the Registrant. Pursuant to the Operating Agreement, the term of Angellan is seven years, which will be extended automatically for an additional three-year term, unless terminated earlier by the Registrant or ELA Delaware or upon the commencement of any dissolution or liquidation proceedings of Angellan. The Registrant and ELA are the sole members of Angellan, each member possessing a 50% interest. Angellan will be managed by its members who have delegated certain authority to a board of directors consisting of six members, three of whom will be designated by the Registrant and three of whom will be designated by ELA Delaware. The members have also delegated certain authority to Dennis L. Sellke, the chief executive officer of Angellan and former director of the Registrant. Certain significant matters must be approved unanimously by the members, including, among other things, the sale of substantially all of Angellan's assets, entering into a new line of business, calls for additional capital contributions and distributions or dividends. In the case of a deadlock, until certain conditions are satisfied, matters will be deemed to have received the affirmative vote of a majority of the directors present at a meeting with ELA Delaware's representatives having the casting (i.e., controlling) vote. Upon a change in control of a member, such member may unilaterally withdraw as a member subject to the right of the other member to continue Angellan and purchase such withdrawing member's interest, in which case the withdrawing member must continue to manufacture and supply products to Angellan pursuant to the terms of the applicable supply agreement for the remainder of Angellan's initial term.

Angellan Manufacturing and Supply Agreement.

         Pursuant to the Angellan Manufacturing and Supply Agreement, the Registrant has agreed to manufacture and supply ICD products on an exclusive basis for Angellan, such products to be labeled under Angellan's trademarks for sale in the United States (the "Territory"). Angellan may not obtain the Registrant's ICD products from any other source and may not sell any of the Registrant's ICD products to others located outside the Territory or to others in the Territory if such persons intend to resell in any country located outside the Territory. The Registrant has agreed to use its best efforts to initiate and complete clinical trials or studies in the Territory and to obtain an Investigational Device Exemption, if required, and all other required or desirable government approvals for clinical trials or studies and sale of each ICD product in the Territory at its sole cost and expense after the Registrant has completed the validation of such ICD product required for human implant. The Angellan Manufacturing and Supply Agreement will terminate on the expiration or termination of the Operating Agreement and upon the commencement of any dissolution or liquidation proceedings of Angellan.

ELA Manufacturing and Supply Agreement.

         Pursuant to the ELA Manufacturing and Supply Agreement, the Registrant has agreed to manufacture and supply ICD products for ELA to be labeled under ELA's trademarks and logos for sale in a defined territory, which currently includes certain countries in Europe and Japan ("ELA's Territory"). ELA may not obtain the Registrant's ICD products from any other source and may not sell any of the Registrant's ICD products to others located outside ELA's Territory or to others in ELA's Territory if such persons intend to resell in any country located outside ELA's Territory. The Registrant has agreed to use its best efforts to initiate and complete clinical trials or studies in ELA's Territory and to obtain CE approval for each ICD product at its sole cost and expense after the

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Registrant has completed validation of such product required for human implant.
The initial term of the ELA Manufacturing and Supply Agreement is seven years. ELA may renew the agreement at its sole option for an additional three-year term if minimum aggregate purchases for all regions have been met or waived for all years prior to the end of the initial term. Additionally, the Registrant and ELA may mutually agree to extend the agreement for an additional three-year term.

Rights Agreement Amendments.

         The Registrant and Norwest amended the Rights Agreement to provide that
(i) neither the Investor, ELA nor ELA Delaware (collectively, the "the Synthelabo Group") will be deemed an "Adverse Person" for purposes of the Rights Agreement, and (ii) the threshold for determining whether a person is an "Acquiring Person" for purposes of the Rights Agreement will, with respect to the Synthelabo Group, be increased to 20% or more of the Common Shares (as defined in the Rights Agreement) then outstanding or 0.1% above such higher percentage of the Common Shares from time to time outstanding as may result from the issuance to the Synthelabo Group of additional Common Shares pursuant to Sections 2.1, 2.2, 2.3, 2.4, 4.1(d) or 4.2(b)(ii) of the Investment Agreement.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ANGEION CORPORATION


                                       By: /s/  Whitney A. McFarlin
                                           Whitney A. McFarlin
                                           President and Chief Executive Officer

Dated:  December 19, 1997

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                                INDEX TO EXHIBITS


Exhibit               Description                             Method of Filing

99.1.     Press Release of the Registrant, dated               Filed herewith.
          December 10, 1997.